UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INFOSPACE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 30, 2009, InfoSpace, Inc. distributed the following letter to its stockholders:

April 30, 2009

Dear Fellow Stockholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of InfoSpace, Inc. stockholders, to be held on May 11, 2009. Your Board of Directors unanimously recommends that stockholders vote FOR all of the proposals on the agenda.

Since approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of InfoSpace’s common stock, your vote is important, no matter how many or how few shares you may own. Since time is short, we urge you to please vote TODAY by telephone or via the Internet by following the instructions on the enclosed proxy card.

Should you have any questions, or if you need any assistance in voting, please contact our investor relations department at 425-709-8127.

Very truly yours,

/s/ William J. Lansing
William J. Lansing
Chief Executive Officer, President and Director

REMEMBER: To insure your votes are represented at the annual meeting, please vote your shares by telephone, or via the Internet. Please follow the easy instructions on the enclosed card.